Exhibit 1.2

Pricing Agreement

August 14, 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

AstraZeneca PLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated August 14, 2018, a copy of which is attached hereto as Annex A (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this Pricing Agreement. Schedule IV sets forth all documents that the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 6:00 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: +1 (646) 291-1469; (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, Fax: +1 (212) 297-2202, with a copy to General Counsel, Fax: +1 (646) 374-107; (iii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and (iv) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax: +1 (212) 834-6081; and if to the Company shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement, Attention: Company Secretary, or such other address as the Company shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

ASTRAZENECA PLC

By:	/s/ Adrian Kemp
Name:Adrian Kemp
Title: Company Secretary

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Matthew J. Siracuse
	Name:	Matthew J. Siracuse
	Title:	Managing Director/Debt Syndicate

By:	/s/ Timothy Azoia
	Name:	Timothy Azoia
	Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount of Designated Securities to be Purchased
Underwriter	3.500% Notes due 2023	Floating Rate Notes due 2023	4.000% Notes due 2029	4.375% Notes due 2048
Citigroup Global Markets Inc.	$212,500,000	$100,000,000	$250,000,000	$187,500,000
Deutsche Bank Securities Inc.	$212,500,000	$100,000,000	$250,000,000	$187,500,000
Goldman Sachs & Co. LLC	$212,500,000	$100,000,000	$250,000,000	$187,500,000
J.P. Morgan Securities LLC	$212,500,000	$100,000,000	$250,000,000	$187,500,000
Total	$850,000,000	$400,000,000	$1,000,000,000	$750,000,000

SCHEDULE II

Title of Designated Securities:

$850,000,000 3.500% Fixed Rate Notes due 2023 (the “2023 Notes”).

$400,000,000 Floating Rate Notes due 2023 (the “Floating Rate Notes”).

$1,000,000,000 4.000% Fixed Rate Notes due 2029 (the “2029 Notes”).

$750,000,000 4.375% Fixed Rate Notes due 2048 (the “2048 Notes”).

The 2023 Notes, the 2029 Notes and the 2048 Notes are collectively referred to herein as the “Fixed Rate Notes”.

The Floating Rate Notes are referred to herein as the “Floating Rate Notes”.

The Fixed Rate Notes and the Floating Rate Notes are collectively referred to herein as the “Designated Securities”.

Aggregate Principal Amount:

$850,000,000 for the 2023 Notes.

$400,000,000 for the Floating Rate Notes.

$1,000,000,000 for the 2029 Notes.

$750,000,000 for the 2048 Notes.

Price to Public:

99.673% of the principal amount of the 2023 Notes, plus accrued interest, if any, from August 17, 2018 (for the 2023 Notes).

100.000% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from August 17, 2018 (for the Floating Rate Notes).

99.590% of the principal amount of the 2029 Notes, plus accrued interest, if any, from August 17, 2018 (for the 2029 Notes).

98.944% of the principal amount of the 2048 Notes, plus accrued interest, if any, from August 17, 2018 (for the 2048 Notes).

Purchase Price by Underwriters:

99.448% of the principal amount of the 2023 Notes, plus accrued interest, if any, from August 17, 2018 (for the 2023 Notes).

99.775% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from August 17, 2018 (for the Floating Rate Notes).

99.265% of the principal amount of the 2029 Notes, plus accrued interest, if any, from August 17, 2018 (for the 2029 Notes).

98.294% of the principal amount of the 2048 Notes, plus accrued interest, if any, from August 17, 2018 (for the 2048 Notes).

Specified Funds for Payment of Purchase Price:

New York Clearing House funds.

Indenture:

Indenture, dated as of April 1, 2004, between the Company and The Bank of New York Mellon, as successor Trustee to JPMorgan Chase Bank, as supplemented from time to time.

Maturity Dates:

The stated maturity of the principal of the 2023 Notes will be August 17, 2023.

The stated maturity of the principal of the Floating Rate Notes will be August 17, 2023.

The stated maturity of the principal of the 2029 Notes will be January 17, 2029.

The stated maturity of the principal of the 2048 Notes will be August 17, 2048.

Interest Rates:

The 2023 Notes will bear interest from August 17, 2018 at a fixed rate of 3.500% per annum, payable semi-annually.

The interest rate for the Floating Rate Notes for the first interest period will be LIBOR (as defined herein) as determined on August 15, 2018 plus the Spread (as defined below). Thereafter, the interest rate for any Floating Rate Interest Period (as defined below) will be LIBOR as determined on the applicable Interest Determination Date (as defined below) plus the Spread.

The 2029 Notes will bear interest from August 17, 2018 at a fixed rate of 4.000% per annum, payable semi-annually.

The 2048 Notes will bear interest from August 17, 2018 at a fixed rate of 4.375% per annum, payable semi-annually.

Interest Payment Dates:

Interest on the 2023 Notes will be paid semi-annually in arrears on February 17 and August 17 of each year, commencing February 17, 2019.

Interest on the Floating Rate Notes will be paid quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing November 17, 2018.

Interest on the 2029 Notes will be paid semi-annually in arrears on January 17 and July 17 of each year, commencing January 17, 2019.

Interest on the 2048 Notes will be paid semi-annually in arrears on February 17 and August 17 of each year, commencing February 17, 2019.

Redemption Provisions:

The Company may redeem the Fixed Rate Notes of each series, in whole or in part, from time to time as follows: (i) prior to the Par Call Date (as defined herein), at a redemption price equal to the greater of (A) 100% of the principal amount of the Fixed Rate Notes to be redeemed, and (B) as determined by the Quotation Agent (as defined in the supplement to the Prospectus relating to the Designated Securities dated August 14, 2018 (the “Prospectus Supplement”), the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes to be redeemed (assuming for this purpose that such series of Fixed Rate Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the Make-Whole Spread (as defined herein), and (ii) on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

Subject to the optional tax redemption described below, the Company may not redeem the Floating Rate Notes prior to maturity.

In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts as described in the Prospectus Supplement, the Company may redeem in whole, but not in part, any series of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest thereon to but excluding the date of redemption.

Par Call Dates:

2023 Notes: July 17, 2023.

2029 Notes: October 17, 2028.

2048 Notes: February 17, 2048.

Make-Whole Spreads:

2023 Notes: 15 basis points.

2029 Notes: 20 basis points.

2048 Notes: 25 basis points.

Spread:

Floating Rate Notes: 66.5 basis points.

Interest Reset Dates:

Interest on the Floating Rate Notes will have Interest Reset Dates of February 17, May 17, August 17 and November 17, of each year, commencing November 17, 2018.

Interest Periods:

The first interest period for the Floating Rate Notes will be the period from and including the original issue date to but excluding the immediately succeeding Interest Reset Date. Thereafter, the interest periods for the Floating Rate Notes will be the periods from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date (together with the first interest period, each a “Floating Rate Interest Period”). However, the final Floating Rate Interest Period will be the period from and including the Interest Reset Date immediately preceding the maturity date to the maturity date.

Interest Determination Date:

The calculation agent in respect of the Floating Rate Notes, will determine LIBOR (as defined below) for each Floating Rate Interest Period on the second London business day prior to the first day of such Floating Rate Interest Period (an “Interest Determination Date”). LIBOR for the first Floating Rate Interest Period will be determined on August 15, 2018.

LIBOR:

LIBOR means, with respect to any Interest Determination Date, the offered rate for deposits of US dollars having a maturity of three months that appears on the Bloomberg Screen BBAL display page, or any successor page, on Bloomberg or any successor service (or any such other service(s) as may be nominated by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so) (the “Designated LIBOR Page”).

If no rate appears on the Designated LIBOR Page, LIBOR will be determined for such Interest Determination Date on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in US dollars are offered to prime banks in the London inter-bank market by four major banks in such market selected by the calculation agent, after consultation with us, for a term of three months and in a principal amount equal to an amount that in the judgment of the calculation agent is representative for a single transaction in US dollars in such market at such time (a “Representative Amount”). The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards) of such quotations. If fewer than two such quotations are provided, LIBOR for such Floating Rate Interest Period will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five millionths of a percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m. in the City of New York on such Interest Determination Date by three major banks in New York City, selected by the calculation agent, after consultation with us, for loans in US dollars to leading European banks, for a term of three months and in a Representative Amount; provided, however, that if the banks so selected are not quoting as mentioned above, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date, or in the case of the initial Interest Determination Date, the First Interest Rate.

Notwithstanding the above, if the Company determines on or prior to the relevant Interest Determination Date, after consultation with an independent financial advisor selected by the Company in its sole discretion, that LIBOR has ceased to be calculated or administered or is no longer viewed as an acceptable benchmark rate in accordance with accepted market practice for debt obligations such as the Floating Rate Notes, then the Company will appoint in our sole discretion an independent financial advisor (the “IFA”) to determine whether there is a substitute or successor base rate to LIBOR that is consistent with accepted market practice for debt obligations such as the Floating Rate Notes (the “Alternative Rate”). If the IFA determines that there is an Alternative Rate, for each future Interest Determination Date, the calculation agent shall use such Alternative Rate as a substitute for LIBOR in calculating the interest rate on the Floating Rate Notes. As part of such substitution, the calculation agent will make such adjustments to the Alternative Rate or the Spread thereon, as well as the business day convention, Interest Determination Dates, Interest Reset Dates and related provisions and definitions (“Adjustments”), in each case that are consistent with accepted market practice for the use of such Alternative Rate, all as determined and directed by the IFA; provided, however, that the calculation agent shall not be required to implement any such Adjustments that affects its own rights, duties or immunities under the Indenture, the Calculation Agency Agreement or otherwise. If the IFA determines that there is no such Alternative Rate as provided above, LIBOR will be equal to the rate of interest in effect with respect to the immediately preceding Interest Determination Date or, in the case of the initial Interest Determination Date, the rate of interest will be equal to the First Interest Rate.

The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by law.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of the Designated Securities:

August 17, 2018.

Closing Location for Delivery of the Designated Securities:

The offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR England.

Address of the Company For Notice Purposes:

AstraZeneca PLC
1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA
England, United Kingdom

Attention: Company Secretary

Names and Addresses of the Representatives For Notice Purposes:

Citigroup Global Markets Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax: +1 (646) 291-1469

Deutsche Bank Securities Inc.
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Debt Capital Markets Syndicate
Fax: +1 (212) 297-2202
With a copy to General Counsel
Fax: +1 (646) 374-1071

Goldman Sachs & Co. LLC
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department

J.P. Morgan Securities LLC
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Telephone Collect at: +1 (212) 834-4533

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet dated August 14, 2018 containing the final terms of the Designated Securities as set forth in Schedule V hereto.

Free Writing Prospectus dated August 14, 2018 entitled “Fixed-Income Investor Update – August 2018”.

SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on August 14, 2018, together with the Issuer Free Writing Prospectus listed on Schedule III hereto

SCHEDULE V